AGREEMENT AND PLAN OF MERGER



     THIS AGREEMENT AND PLAN OF MERGER, dated as of December 22, 1998 (this "Agreement"), is between Main Place Real Estate Investment Trust, a Maryland real estate investment trust (the "Trust"), and Main Place Funding, LLC, a Delaware limited liability company (the "Company").


                              W I T N E S S E T H:


     WHEREAS, the Company desires to acquire the properties and other assets, and to assume all of the liabilities and obligations, of the Trust by means of a merger of the Trust with and into the Company;


     WHEREAS, Section 18-209 of the Delaware Limited Liability Company Act, 6 Del. C. ss.ss. 18-101 et seq. (the "Delaware Act"), and Section 8-501.1 of the Corporations and Associations Article of the Annotated Code of the Public General Laws of Maryland (the "Maryland Act"), authorize the merger of a Maryland real estate investment trust with and into a Delaware limited liability company;


     WHEREAS, the Trust and the Company now desire to merge the Trust with and into the Company (the "Merger"), following which the Company shall be the surviving entity;


     WHEREAS, the Board of Trustees of the Trust has approved this Agreement and the Merger, and the sole shareholder of the Trust entitled to vote on the Merger has approved of the Merger; and


     WHEREAS, the member of the Company holding 99% of the Company's membership interests has approved this Agreement and the Merger.


     NOW THEREFORE, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER
                                   ----------

     SECTION 1.01. THE MERGER.

     (a) After satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, as the Trust and the Company shall determine, the Company, which shall be the surviving entity, shall file a certificate of merger (the "Certificate of Merger")


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with the  Secretary of State of the State of Delaware and make all other filings or recordings required by the Delaware Act and the Maryland Act in connection with the Merger. The Merger shall become effective in accordance with applicable law (the "Effective Time").

     (b) At the Effective Time, the Trust shall be merged with and into the Company, whereupon the separate existence of the Trust shall cease, and the Company shall be the surviving entity of the Merger (the "Survivor") in accordance with Section 18-209 of the Delaware Act and Section 8-501.1 of the Maryland Act.

     SECTION 1.02 CANCELLATION OF STOCK; CONVERSION OF INTERESTS. At the Effective Time:

     (a) Each issued and outstanding Class A Trust Share of the Trust owned by the Company shall be canceled and cease to exist;

     (b) Each issued and outstanding Class B Trust Share of the Trust will be converted into the right to receive $10,800 in cash; and

     (c) Each limited liability company interest in the Company outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Company or the holder thereof, remain unchanged and continue to remain outstanding as a limited liability company interest in the Survivor.


                                   ARTICLE II

                     THE SURVIVING LIMITED LIABILITY COMPANY
                     ---------------------------------------

     SECTION 2.01. CERTIFICATE OF FORMATION AND LIMITED LIABILITY COMPANY AGREEMENT. The certificate of formation and limited liability company agreement of the Company in effect immediately prior to the Effective Time shall be the certificate of formation and limited liability company agreement of the Survivor unless and until amended in accordance with their terms and applicable law. The name of the Survivor shall remain unchanged as Main Place Funding, LLC.


                                   ARTICLE III

                           TRANSFER AND CONVEYANCE OF
                      ASSETS AND ASSUMPTION OF LIABILITIES
                      ------------------------------------

     SECTION 3.01. TRANSFER, CONVEYANCE AND ASSUMPTION. At the Effective Time the Company shall continue in existence as the Survivor, and shall, without further transfer or other action, succeed to and possess all of the rights, privileges and powers of the Trust, and all of the assets and property of whatever kind and character of the Trust shall vest in the Survivor without further act or deed; thereafter, the Survivor shall be liable for all of the liabilities and obligations of the Trust, and any claim or judgment against the Trust may be enforced against the Survivor in accordance with Section 18-209 of the Delaware Act and Section 8-501.1 of the Maryland Act.


                                   ARTICLE IV

                            CONDITIONS TO THE MERGER
                            ------------------------

     SECTION 4.01 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company and the Trust to consummate the Merger are subject to the satisfaction of the following conditions as of the Effective Time:

          (i) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger; and

          (ii) all actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Merger shall have been obtained; and

          (iii) this Agreement shall have been adopted by the appropriate action of, or on behalf of, each of the parties in accordance with applicable law.


                                    ARTICLE V

                                   TERMINATION
                                   -----------

     SECTION 5.01. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the aforementioned member of the Company or the Board of Trustees of the Trust.

     SECTION 5.02 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 5.01, then this Agreement shall become void and of no effect with no liability on the part of any party hereto.


                                   ARTICLE VI

                                  MISCELLANEOUS
                                  -------------

     SECTION 6.01 AMENDMENTS; NO WAIVERS.

     (a) Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by the Company and by the Trust.

     (b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 6.02. INTEGRATION. All prior or contemporaneous agreements, contracts, promises, representations, and statements, if any, among the Trust and the Company, or their representatives, are merged into this Agreement, and this Agreement shall constitute the entire understanding between the Trust and the Company with respect to the subject matter hereof.

     SECTION 6.03. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

     SECTION 6.04. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

     SECTION 6.05 COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same instrument, with the same effect as if the signatures thereto were upon the same instrument.

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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.


                                        MAIN PLACE REAL ESTATE INVESTMENT TRUST


                                        By:       /s/ John E. Mack
                                           -------------------------------------
                                             Name:
                                             Title:


                                        MAIN PLACE FUNDING, LLC


                                        By:       NATIONSBANK, N.A.
                                                  Managing Member


                                        By:       /s/ James W. Kiser
                                           -------------------------------------
                                             Name:
                                             Title: